Exhibit 99.1

Cash America International

Date:    October 27, 2014

To:     Members of the Board of Directors and Executive Officers

From:     J. Curtis Linscott, Executive Vice President, General Counsel & Secretary

Re:     Notice Regarding 401(k) Savings Plan Blackout Period and Trading Restrictions

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General Information. This notice is to inform you that the Cash America International, Inc. 401(k) Savings Plan (the “401(k) Plan”) will have a blackout period during which 401(k) Plan participants will be unable to conduct transactions in Cash America International, Inc. (“Cash America”) common stock ("Cash America Stock") within the 401(k) Plan. Cash America has previously announced that its Board of Directors has approved the spin-off of its e-commerce segment, Enova International, Inc. (“Enova”), into an independent and separate publicly traded company. The blackout period is necessary in connection with the spin-off to enable the 401(k) Plan to update its records and accounting when shares of Enova are distributed to Cash America’s shareholders, including shareholders who hold Cash America Stock under the 401(k) Plan. Because you are a director or an executive officer of Cash America, you will also be prohibited during the blackout period from engaging in most transactions involving equity securities of Cash America that you acquired in connection with your service or employment as a director or executive officer of Cash America.

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Impact on 401(k) Plan Participants. As a result of the spin-off and distribution of Enova common stock to Cash America shareholders, participants in the 401(k) Plan will be temporarily unable to direct or diversify investments in their individual accounts or obtain distributions from the 401(k) Plan if the transaction involves Cash America Stock. This period, during which participants will be unable to exercise these rights otherwise available under the 401(k) Plan, is called a “blackout period.”

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Restrictions on Directors and Executive Officers during the Blackout Period. During the blackout period, directors and executive officers of Cash America will be subject to trading restrictions imposed under Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR. Subject to limited exceptions, these restrictions generally prohibit, during the blackout period, the direct or indirect purchase, sale or other acquisition or transfer of any of Cash America’s equity securities that you acquired in connection with your service or employment as a director or executive officer of Cash America.

◦	Note that “equity securities” is defined broadly to include Cash America Stock and derivatives thereof, including stock options and restricted stock units.

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Covered transactions are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household).

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Among other things, these rules prohibit selling shares of common stock acquired pursuant to options granted to you in connection with your service as a director or employment as an executive officer, selling shares of common stock that were acquired after the vesting of restricted stock units or selling shares to cover withholding taxes upon the vesting of restricted stock units.

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These restrictions generally do not apply to the reinvestment of dividends under a pre-established broad-based shareholder dividend reinvestment plan or to the acquisition of Cash America Stock pursuant to a previously established election to invest contributions in the Cash America Stock fund of the 401(k) Plan.

•	Length of the Blackout Period. The blackout period for the 401(k) Plan is expected to begin as of 3:00 p.m. CST on November 7, 2014 and end at 8:00 am CST on November 18, 2014.

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Questions or Additional Information. The rules described above apply in addition to the other restrictions on trading activity under Cash America’s Insider Trading Policy. In order to avoid any inadvertent violations of the blackout period restrictions, you should continue to direct questions about, and requests for pre-clearance of, your transactions in Cash America’s securities to Wendy Walton or me. In addition, during the blackout period, you may obtain, without charge, information about the blackout period, including whether the blackout period has begun or ended, by contacting Transamerica Retirement Solutions toll-free at 1-800-755-5801 or by contacting me directly at (817)‑335-1100 or in writing at 1600 West 7th Street, Fort Worth, TX 76102.